LOAN SERVICING AGREEMENT

      This LOAN SERVICING AGREEMENT (the "Agreement") is dated April 6, 1998 between Wilshire Credit Corporation, a Nevada corporation ("the Servicer") and Wilshire Real Estate Investment Trust Inc., a Maryland corporation (the "Company").

                                    RECITALS

      The Company and certain of its affiliates intend to acquire and/or originate mortgage loans, real estate, mortgage backed securities and other real estate related assets (the "Real Estate Assets") during the term of this Agreement. The Company desires that the Servicer service such loans and the Servicer desires to do the same.

      The parties hereby agree for good and valuable consideration as follows:

      1. Exclusive Servicing of Real Estate Assets. The Servicer shall provide portfolio management services, including billing, portfolio administration and collection services ("Services") for all Real Estate Assets unless the Servicer and the Company agree that specific Real Estate Assets shall not be so serviced ("Excluded Real Estate Assets"). The Company agrees that the Servicer shall not be required to service Real Estate Assets for which the Servicer may not have applicable licenses. The Company agrees that all of its Real Estate Assets and any Affiliate's Real Estate Assets, except for Excluded Real Estate Assets, shall be serviced by the Servicer under this Agreement. The Company or one of its subsidiaries (or any partnership managed by it) shall assign all of its servicing rights (including any Special Servicing Rights as described in the Company's prospectus relating to its initial public offering) in Real Estate Assets acquired by it to the relevant Servicer; provided, however, with respect to Special Servicing Rights, the Company shall retain the right to direct foreclosure.

      2. Manner and Performance of Service. Except as otherwise specifically provided herein, the Servicer shall be entitled to exercise its sole discretion in servicing the Real Estate Assets. The Servicer shall devote such time and attention as shall be necessary to provide the Company with the Services described herein. The Servicer may service its own loans, real estate and financial assets and render services to any current or future clients, provided that such activities do not interfere with the Servicer's performance of the Services. The Services to be provided by the Servicer include the following:

            2.1 The Servicer's Duties in General. The Servicer shall administer the Real Estate Assets with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable Real Estate Assets that it services for its own account or as a fiduciary for others. The Servicer shall take all necessary actions which the Servicer in good faith determines are commercially reasonable in regard to each Real Estate Asset, which in the case of a loan shall continue until it is collected or the Servicer, in its good faith judgment, determines that it is no longer commercially reasonable to continue to try to collect the outstanding indebtedness on such loan.

            2.2 Compliance. The Servicer shall use its best efforts to comply throughout the term of this Agreement with all requirements of applicable federal, state and local laws and foreign laws and regulations thereunder, including to the extent applicable, any consumer and debt collection protection laws and any other consumer credit, equal opportunity and disclosure laws.

            2.3 Collection. The Servicer shall use its reasonable efforts, but not less than the same efforts it uses with respect to comparable Real Estate Assets that it services for its own account or for others, to collect all payments due and to become due under each of the Real Estate Assets from the party or parties liable thereunder (a "Borrower").

            2.4 [Reserved].

            2.5 Indemnity. The Servicer shall reimburse and indemnify the Company and its successors and assigns for and against, and hold the Company and its successors and assigns harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements, including without limitation reasonable fees and disbursements of counsel, which may be imposed upon, or incurred by the Company in any way relating to or arising out of the Servicer's gross negligence in its performance of its duties hereunder. The Company shall reimburse and indemnify the Servicer and its successors and assigns for and against, and hold the Servicer and its successors and assigns harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements, including without limitation reasonable fees and disbursements of counsel, which may be imposed upon, or incurred by the Servicer in any way relating to or arising out of the Servicer's performance of its duties hereunder, the Real Estate Assets or the servicing thereof prior to the servicing by the Servicer other than arising out of the Servicer's gross negligence.

            2.6 Modifications, Adjustable Rate, and Payoffs. In connection with its collection efforts the Servicer may modify or change the interest rate of any loan, and quote to, and accept from, a Borrower a full or partial payoff amount on any loan as full settlement.

            2.7 Monthly Accounting Reports. For each month during the term of this Agreement, the Servicer will furnish the Company with a monthly report regarding the Real Estate Assets by the twenty-fifth (25th) day of the following month. The Servicer shall furnish at the Servicer's cost such other information regarding the Servicer, the Real Estate Assets and this Agreement as the Company may from time to time reasonably request, provided, that if the information or data requested by the Company is something the Servicer cannot produce internally from its then existing reporting systems without manual compilation or production, or reprogramming its computer system, the Company shall reimburse the Servicer for its cost for furnishing such information.


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

      3. Term. This Agreement shall commence on the date hereof and shall continue in force for two (2) years, and thereafter, will automatically renew for successive one-year periods unless either party delivers a notice of termination at least 120 days prior to the end of the then current term.

Notwithstanding any other provision to the contrary, this Agreement shall be terminated if the Management Agreement, dated April 6, 1998 between the Company and Wilshire Realty Services Corp., a Delaware corporation ("WRSC") is terminated by either the Company or WRSC.

      4. Subservicing Agreements.

            4.1 Engagement of Subservicer. The Servicer shall not enter into Subservicing Agreements, permit the subservicing of, or delegate any of its duties to any Subservicers with respect to, all or part of the Real Estate Assets except under the circumstances described in the next sentence or as approved by WRSC. In the event that the Servicer is not permitted to service one or more Real Estate Assets in any jurisdiction pursuant to the laws, ordinances, rules or regulations ("Laws") of such jurisdiction that are applicable to such Real Estate Assets, the Servicer may retain a Subservicer under a Subservicing Agreement for the purpose of performing any servicing of such Real Estate Assets that the Servicer is not permitted by such Laws to perform; provided, however, that such Subservicer shall be retained only for so long as and to the extent that such Laws do not permit the Servicer to perform particular servicing duties. The Servicer shall notify the Company and/or WRSC of each Subservicing Agreement entered into by it pursuant to this Section 4.1 within twenty (20) business days after such Subservicing Agreement is entered into, which notice shall set forth the reasons such Subservicing Agreement is necessary and is permitted under this Section 4.1 and shall attach a copy of such Subservicing Agreement. The Servicer shall also notify the Company and/or WRSC as soon as any Subservicing Agreement is no longer necessary with respect to any Real Estate Assets and shall immediately terminate such Subservicing Agreement as to such Real Estate Assets. Each Subservicing Agreement shall provide that it is terminable at will without payment of a termination fee or penalty.

            4.2 Qualification to do Business. Each Subservicer shall be licensed to transact business and to perform its obligations under its Subservicing Agreement in each jurisdiction required by the Laws applicable to the Real Estate Assets being serviced by such Subservicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the Subservicer have agreed. As part of its servicing activities hereunder, the Servicer shall enforce the obligations of each Subservicer under the related Subservicing Agreement.

            4.3 Liability. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Company for the servicing and administering of the Real Estate Assets in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of indemnification from a Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Real Estate Assets.


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

            4.4 Indemnity. Any Subservicing Agreement and any other transactions or services relating to the Real Estate Assets involving a Subservicer shall be deemed to be between such Subservicer and Servicer alone, and the Company shall have no obligation, duty or liability with respect to such Subservicer, including, without limitation, any obligation, duty or liability to pay such Subservicer's fees and expenses. For purposes of remittances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the applicable Subservicer has received such payment.

            4.5 Action of Subservicer. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Real Estate Assets include actions taken or to be taken by a Subservicer on behalf of the Servicer to the extent that under applicable Laws the Servicer may not take such actions directly.

      5. Maintenance of Insurance and Errors and Omissions and Fidelity
Coverage.

            5.1 Insurance Coverage Requirements. The Servicer shall use its best efforts to cause the borrower on each mortgage loan to maintain for such mortgage loan all insurance required by the terms of the such mortgage loan and related documents. If the borrower fails to maintain such insurance, then the Servicer shall notify the Company and/or WRSC of such failure and cause to be maintained prior to the termination of any existing such policy, or if there is no existing such policy, as promptly as is practicable and as conforms with accepted servicing practices (i) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of the current principal balance of such mortgage loan and the replacement cost of the improvements which are a part of the related property and (ii) to the extent that the mortgage loan is located in a federally designated special flood hazard area, flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (y) the unpaid principal balance of the mortgage loan or (z) the maximum amount of such insurance as is available for the mortgage loan under the National Flood Insurance Act. After notifying the Company pursuant to the second preceding sentence, the Servicer shall take such action as the Company and/or WRSC reasonably requests with respect to the maintenance of any other forms of insurance which are required to be maintained pursuant to the documents governing the mortgage loan. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the underlying property or amounts released to the borrower in accordance with the terms of the mortgage loan) shall be paid to the Company. To the extent the Servicer has expended its own funds to pay for insurance premiums under this Subsection 5.1, the cost of such premiums shall be deemed a servicing advance, which is reimbursable to the Servicer.

            5.2 Servicer Insurance Requirement. In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses on mortgage loans serviced for the Company with a qualified insurer, to the extent such policy provides no less coverage in scope and amount with respect to each Real Estate Assets than the insurance required to be maintained by the Servicer pursuant to Section 5.1, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.1, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer


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shall, in the event that there shall not have been maintained on any mortgage loan a policy complying with Section 5.1 and there shall have been a loss which would have been covered by such policy, pay to the Company the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the mortgage loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with accepted servicing practices. In connection with its activities as administrator and servicer of the mortgage loans, the Servicer agrees to present, on behalf of itself and the Company, claims under any such blanket policy.

            5.3 Servicer Bond and Insurance Requirement for Officers and Directors. The Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer's officers and employees acting on behalf of the Servicer in connection with its activities under this Agreement. The amount of such coverage shall meet the servicing requirements of prudent institutional commercial or residential mortgage loan servicers for the relevant market. In the event that any such bond or policy ceases to be in effect, the Servicer shall obtain a comparable replacement bond or policy. Coverage of the Servicer under a policy or bond obtained by an affiliate of the Servicer and providing the coverage required by this Section shall satisfy the requirements of this Section.

      6. Annual Statement as to Compliance. The Servicer will deliver to the Company, on or before December 31 of each year, beginning December 31, 1998, an officer's certificate stating as to each signatory thereof, that (a) a review of the activities of the Servicer during the preceding calendar year (or during the period from the date of execution of this Agreement until the end of the preceding calendar year in the case of the first such certificate) and of performance under this Agreement has been made under such officer's supervision; and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout such period, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

      7. Annual Independent Public Accountants' Servicing Report. On or before December 31 of each year, beginning December 31, 1998, the Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Company to the effect that such firm has examined certain documents and records relating to the servicing practices of the Servicer for the preceding calendar year (or during the period from the date of execution of this Agreement until the end of the preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm is of the opinion that such servicing during such period has been conducted generally in compliance with this Agreement except for such exceptions that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report, in which case such exceptions shall be set forth in such statement.


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

      8. Access to Certain Documentation Regarding the Real Estate Assets. Upon reasonable advance notice, the Servicer will provide reasonable access during its normal business hours at its offices to the Company and/or WRSC, and with the Company's consent, to a savings and loan association, bank or insurance company to certain reports and to information and documentation regarding the Real Estate Assets sufficient to permit the Company, the Office of Thrift Supervision, the FDIC, the supervisory agents and the examiners of any such entity to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Real Estate Assets.

      9. Fees and Costs. The Company shall pay the Servicer and the Servicer may retain or disburse from any Asset proceeds the following amounts:

            9.1 Reimbursement of Costs. All bona fide amounts paid by the Servicer to third parties in connection with this Agreement, including without limitation, stationery suppliers, related printing costs, fees for recordings and filings, mailgrams, repossession agency fees, legal fees, travel, insurance costs, and payments arising out of acts or omissions of third parties (including persons from which the Real Estate Assets are acquired), and the Servicer's standard photocopy charges.

            9.2 Service Fee. The Servicer shall be entitled to a fee (the "Servicer's Service Fee") for servicing Real Estate Assets equal to (a) all interest and other earnings paid or accrued on amounts from time to time on deposit in any accounts in which proceeds of Real Estate Assets are deposited plus (b) a monthly fee equal to an amount negotiated by the parties for each particular Real Estate Assets portfolio, which monthly fee shall be comparable to fees charged by other industry participants for servicing comparable loan portfolios.

            9.3 Payment. The Servicer may withdraw on a monthly basis from all Real Estate Assets proceeds all escrow payments, costs, and the Servicer's Service Fee. Within twenty-five (25) days after the last day of each calendar month the Servicer shall pay to the Company or the Affiliate owning the Real Estate Assets the net proceeds received in that calendar month. The Company or the applicable Affiliate shall pay the Servicer within fifteen (15) days after billing for any excess fees and costs. The Servicer shall receive any ancillary income, other than any float revenue.

      10. Independent Contractor. The Servicer shall provide the Services in the capacity of an independent contractor. Nothing in this Agreement shall be construed as establishing an employment, partnership or joint venture between the Company and the Servicer.

      11. Representations of the Company. The Company represents and warrants as follows:


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

            11.1 The Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

            11.2 The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by the Company by all necessary action on the part of the Company.

            11.3 This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor rights generally.

      12. Representations of the Servicer. The Servicer represents and warrants as follows:

            12.1 The Servicer has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and has corporate power, authority and legal right to service the Real Estate Assets as provided in this Agreement.

            12.2 The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by WCC and the European Servicer by all necessary corporate action on the part of WCC or the European Servicer.

            12.3 This Agreement constitutes a legal, valid and binding obligation of WCC and the European Servicer enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor rights generally.

      13. Audits and Examinations.

            13.1 The Servicer shall use reasonable efforts to maintain in good order and condition throughout the term of this Agreement all Real Estate Assets files and relevant materials that the Servicer has received regarding the Real Estate Assets.

            13.2 The Servicer shall maintain a copy of each Real Estate Assets file at its office or elsewhere within its control, provided, that at the Company's request, the Servicer will deliver copies of such Real Estate Assets to the Company or a designee of the Company. The Servicer shall make available to the Company or its duly authorized representatives, attorneys or auditors the Real Estate Assets files and the related accounts, records and computer systems maintained by the Servicer at such times as the Company shall reasonably request.


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

            13.3 The Servicer shall permit the Company, and its agents to audit the books and records of the Servicer applicable to the Real Estate Assets at the Servicer's business premises during the Servicer's normal business hours upon reasonable prior notice to the Servicer. The Company shall have direct access to the Servicer's management information system for the Real Estate Assets or, if applicable, to any service bureau used by the Servicer for the Real Estate Assets.

      14. Substitute Servicer; Limited Arbitration.

            14.1 If at any time during the term of this Agreement the Servicer shall breach, or default in the performance of a material obligation of the Servicer undertaken in this Agreement, the Company and the Servicer shall consult for such period of time as the Company may determine is reasonable under the circumstances to determine a mutually acceptable resolution. In the event the Company and the Servicer fail to agree thereon within such period as the Company may specify, then the Company may, by written notice to the Servicer and without limitation of any other right or remedy of the Company, require that the Servicer transfer the Real Estate Assets, and all of the Servicer's servicing and related rights and obligations in and with respect to the Real Estate Assets, to a substitute servicer to be designated by the Company. Such substitute servicer shall thereupon perform, pursuant to a servicing contract acceptable to the Company, all of the Servicer's duties and obligations under this Agreement. Upon the Company's designation of such a substitute servicer, the Servicer shall within a reasonable time and to the extent it holds possession thereof, deliver to such substitute servicer all written evidence and documentation of the Real Estate Assets and the Servicer thereafter shall cooperate and follow all instructions of the Company in all reasonable respects to facilitate such substitute servicer's performance of the Servicer's duties and obligations under this Agreement. The fees and expenses of the substitute servicer shall be paid by the Company. The Servicer, however, shall continue to be entitled to the Servicer's Service Fee with regard to any Real Estate Assets being serviced under this section, net of all servicing fees paid by the Company to the substitute servicer for such Real Estate Assets.

            14.2 If the Servicer wishes to contest or dispute the Company's appointment of a substitute servicer, The Servicer shall so notify the Company in writing within thirty (30) days after such appointment, specifying in the notice the Servicer's reasons for doing so. Such controversy or dispute regarding the Company's appointment of a substitute servicer shall be settled by arbitration, by one arbitrator in Portland, Oregon in accordance with the Rules of the American Arbitration Association ("AAA"), subject to the provisions of
Section 9.3 and any other applicable provisions of this Agreement. The arbitrator, whether appointed by the parties or pursuant to the Rules of the AAA, shall be impartial and neutral and shall have experience in the management of operations of an institution which performs financing and collection services similar to those to be performed by the Servicer under this Agreement. The decision of the arbitrator shall be final, binding and conclusive upon the parties. The arbitrator shall comply with the privacy restrictions provided in
Section 14.7 regarding publication of any award.

            14.3 In no event shall the arbitrator have power or authority to add to or detract from the agreements of the parties nor to award punitive or consequential damages. The arbitrator shall be authorized only to render an award regarding a dispute or controversy concerning the Company's


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

appointment of a substitute servicer pursuant to Section 14.1 hereof, including an award of costs and expenses as herein provided, and the arbitrator shall not purport to determine, or issue an award regarding, any other legal or equitable rights or remedies of the parties.

            14.4 The arbitration hearing will conclude and the arbitrator's award shall be rendered in writing within 30 days after it commences. The arbitrator will make every effort to enforce this requirement strictly, but may extend the time for the hearing upon a showing that exceptional circumstances require extension to prevent manifest injustice.

            14.5 The parties will share equally the expense of deposits and advances required by the AAA but either party may advance such amounts, subject to recovery thereof as an addition or offset to any award. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, experts and other professionals incurred by the prevailing party.

            14.6 In the event of any legal action relating to the arbitration, including any action to stay the arbitration, to vacate, modify or correct any award or otherwise, the prevailing party in such action as determined by the court shall be entitled to recover from the other party its court costs and reasonable fees and expenses of attorneys, experts and other professionals incurred in connection with the action, including such costs, fees and expenses upon appeal. The institution and maintenance of an action for judicial relief, or the pursuit of any provisional, ancillary, or judicial remedy by any party, shall not constitute a waiver of the right of any party, including the plaintiff in such judicial action, to submit the controversy or claim to arbitration pursuant to Section 14.2 hereof.

            14.7 The Servicer and the Company acknowledge that the existence, progress and results of any arbitration held under this Agreement, and any arbitral award, are to remain private. Each party agrees not to publish or disclose any information regarding the arbitration or any such award by any means, except as may be required for enforcement of any arbitral award and further agrees to take reasonable care, but in no event less care than it takes to protect its own confidential business information generally, to prevent disclosure and dissemination of such information.

            14.8 The award rendered in any arbitration may be enforced in any court of competent jurisdiction.

      15. General Provisions.

            15.1 Written Notices. Notices under this Agreement must be in writing and mailed, U.S. Mail with first class postage prepaid or overnight mail, or telecopied, to the appropriate address shown above unless the address has been changed by notice given as provided herein at least three (3) business


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

days in advance of the effective date of such change. Notice will be effective three (3) business days after mailing or one business day after telecopy.

                  Wilshire Credit Corporation
                  1776 SW Madison Street
                  Portland, OR  97207
                  Telephone No.: (503) 223-5600
                  Telecopy No.:  (503) 223-8399

with a copy to:   James M. Waddington, Esq.
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036-8299

                  Wilshire Real Estate Investment Trust Inc.
                  1776 SW Madison Street
                  Portland, OR 97207
                  Telephone No.: (503) 223-5600
                  Telecopy No.: (503) 223-8399

with a copy to:   James M. Waddington, Esq.
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036-8299

                  Wilshire Realty Services Corp.
                  1776 SW Madison Street
                  Portland, OR 97207
                  Telephone No.: (503) 223-5600
                  Telecopy No.: (503) 223-8399

with a copy to:   James M. Waddington, Esq.
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036-8299

            15.2 Attorneys' Fees. If any judicial proceeding is initiated by either of the parties arising out of the subject matter of this Agreement, including without limitation any suit or action arising under state or federal securities laws, trial, appeal, or bankruptcy, the prevailing party in such proceeding will be entitled to recover, in addition to any judgment obtained in such proceeding, reasonable attorneys' fees and court costs incurred.


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

            15.3 Events Beyond the Control of the Parties. Performance by either party hereunder will not be deemed to be in default where the delay or default is due to events beyond its reasonable control, including without limitation war, insurrection, strike, lock-outs, riots, floods, earthquakes, fires, casualties, acts of God, epidemics, quarantine restrictions, governmental restrictions, inability to secure necessary labor or materials, acts of the other party or failure to act of any public or governmental agency or entity.

            15.4 Further Assurances. Following the execution of this Agreement, the Servicer and the Company, respectively, shall, from time to time at the request of the other, execute and deliver such other documents and instruments, and shall take such other actions, as may be reasonably necessary or appropriate to carry out and perform more effectively the terms and purposes of this Agreement.

            15.5 Governing Law. This Agreement will be governed by the laws of the state of Oregon. Any dispute arising from or in connection with this Agreement, other than as provided in Section 9, shall be resolved in the applicable state or federal court in Portland, Oregon.

            15.6 Severability. If any provision herein is deemed unenforceable in whole or in part, such provision shall be deemed severable solely to the extent of such enforceability without impacting the remainder of this Agreement.

            15.7 Counterparts. This Agreement may be executed in one or more counterparts. Each signed counterpart shall be deemed an original, but all of them together constitute one and the same instrument.

            15.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties as to its subject matter and supersedes all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter of this Agreement. Any amendment to this Agreement must be in writing signed by the party to be charged.

                           [SIGNATURE PAGE TO FOLLOW]


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

      IN WITNESS WHEREOF, this agreement has been duly signed by the Servicer and on behalf of the Company on the day and year first above written.

                                 Wilshire Credit Corporation


                                 /s/ Andrew A. Wiederhorn
                                 -----------------------------------------------
                                 Andrew A. Wiederhorn
                                 Chairman of the Board, Chief Executive Officer, Treasurer and Secretary


                                 Wilshire Real Estate Investment Trust Inc.


                                 /s/ Andrew A. Wiederhorn
                                 -----------------------------------------------
                                 Andrew A. Wiederhorn
                                 Chairman of the Board, Chief Executive Officer, Treasurer and Secretary


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

                                   WCC - WREIT
                            LOAN SERVICING AGREEMENT
                             SERVICING FEE SCHEDULE

Pursuant to the Loan Servicing Agreement dated April 6, 1998, between Wilshire Credit Corporation ("WCC") and Wilshire Real Estate Investment Trust Inc., ("WREIT") the parties agree that the Servicer's Service Fees shall be as follows for the following assets. These service fees are in addition to any management fees to be paid by WREIT under its Management Agreement with Wilshire Realty Services Corporation.

Asset                                 Service Fees
-----                                 ------------

Real Property                         3% of cash receipts (gross rent) collected

Commercial                            Mortgage Loans 5% of cash collected for
                                      discounted loans and REO; 37.5 basis
                                      points per annum on unpaid principal
                                      balance for non-discounted loans.

Residential Mortgage Loans            To be negotiated

Mortgage Backed Securities            0

Mezzanine Loans                       0


Dated as of January 1, 1999

Wilshire Credit Corporation           Wilshire Real Estate Investment Trust Inc.


By: /s/ Lawrence A. Mendelsohn        By: /s/ Andrew A. Wiederhorn
    ----------------------------          --------------------------------------
Name:  Lawrence A. Mendelsohn         Name:  Andrew A. Wiederhorn
Title: President                      Title: Chief Executive Officer


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